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                                                                 Exhibit 23.2(b)
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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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        We hereby consent to the incorporation by reference in this Registration
Statement on Form S-4 of Newmont Mining Corporation of our report dated May 12, 2000 relating to Lihir Gold Limited's financial statements, which appears on page 85 in Battle Mountain Gold Company's Annual Report on Form 10-K/A for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Port Moresby, Papua New Guinea
November 22, 2000